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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         DIAMOND OFFSHORE DRILLING, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   76-0321760
                      (I.R.S. Employer Identification No.)

    15415 KATY FREEWAY, HOUSTON, TEXAS                      77094-1850
 (Address of Principal Executive Offices)                   (Zip Code)

             DIAMOND OFFSHORE DRILLING, INC. 2000 STOCK OPTION PLAN
                            (Full Title of the Plan)

                              WILLIAM C. LONG, ESQ.
                          GENERAL COUNSEL AND SECRETARY
                         DIAMOND OFFSHORE DRILLING, INC.
                               15415 KATY FREEWAY
                              HOUSTON, TEXAS 77094
                     (Name and Address of Agent for Service)

                                 (281) 492-5300
          (Telephone Number, Including Area Code, of Agent for Service)

                                 with a copy to:

                             JAMES L. RICE III, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                            700 LOUISIANA, SUITE 1600
                              HOUSTON, TEXAS 77002
                                 (713) 546-5000

                         CALCULATION OF REGISTRATION FEE

============================================ ================ ==================== =================== ================
                                                 Amount        Proposed Maximum     Proposed Maximum      Amount of
                 Title of                         to be       Offering Price Per       Aggregate        Registration
        Securities to be Registered          Registered (1)        Share (2)       Offering Price (2)        Fee
-------------------------------------------- ---------------- -------------------- ------------------- ----------------
Common Stock, $0.01 par value per share      750,000 shares         $36.8438             $27,632,850       $7,296
============================================ ================ ==================== =================== ================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 shall cover any additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or any similar transaction.
(2) Estimated in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales price per share of the registrant's common stock, par value $0.01 per share, on July 27, 2000, as reported on the New York Stock Exchange, solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act.

===============================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Diamond Offshore Drilling, Inc. 2000 Stock Option Plan (the "Plan") are or shall be made available to participants in the Plan without charge by contacting:

                         Diamond Offshore Drilling, Inc.
                               15415 Katy Freeway
                              Houston, Texas 77094
                                 (281) 492-5300

                              Attn: William C. Long
                                    General Counsel and Secretary


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

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have heretofore been filed by Diamond Offshore Drilling, Inc., a Delaware corporation (the "Company"), with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

         a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed on March 7, 2000;

         b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000 filed on May 12, 2000;

         c)       The Company's Current Report on Form 8-K filed on June 1,
                  2000; and

         d) The description of the Company's common stock, par value $.01 per share ("Common Stock"), contained in Amendment No. 1 to the Company's Registration Statement on Form 8-A, filed under the Exchange Act with the Commission on October 10, 1995, and including any further amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of each such document.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not  applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         William C. Long, General Counsel and Secretary of the Company, holds options to purchase shares of Common Stock pursuant to the Plan. Mr. Long has provided the legal opinion attached hereto as Exhibit 5.1 regarding the legality of the securities being registered pursuant to this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in cases where the director (i) breached his duty of loyalty, (ii) failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, (iii) authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or (iv) obtained an improper personal benefit. The Company's Restated Certificate of Incorporation contains a provision which, in substance, eliminates directors' personal liability as set forth above.

         Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws contain provisions which, in substance, provide for indemnification as set forth above.


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


         The Company maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998).

         4.2 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998).

         5.1*     Legal opinion of William C. Long, Esq.

         23.1*    Consent of Deloitte & Touche LLP.

         23.2*    Consent of William C. Long, Esq. (included in Exhibit 5.1).

         24.1* Power of Attorney (set forth on the signature page to this Registration Statement).

         * Filed herewith

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on this 3rd day of August, 2000.

                             DIAMOND OFFSHORE DRILLING, INC.


                             By: /s/ Gary T. Krenek
                                -------------------------------------------
                                 Gary T. Krenek
                                 Vice President and Chief Financial Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby designates, constitutes and appoints each of William C. Long and Gary T. Krenek (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution (the "Attorneys-in-Fact"), for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as either Attorney-in-Fact deems appropriate, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, and hereby grants to each such Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each signatory might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                       Title                                   Date
---------                                       -----                                   ----

/s/      James S. Tisch                            Chairman of the Board  and Chief        August 3, 2000
-----------------------------------------          Executive Officer (principal
         James S. Tisch                            executive officer)

/s/      Lawrence R. Dickerson                     President, Chief Operating Officer      August 3, 2000
-----------------------------------------          and Director
         Lawrence R. Dickerson

/s/      Gary T. Krenek                            Vice President and Chief Financial      August 3, 2000
-----------------------------------------          Officer (principal financial officer)
         Gary T. Krenek

/s/      Beth G. Gordon                            Controller (principal accounting        August 3, 2000
-----------------------------------------          officer)
         Beth G. Gordon

                                                   Director
-----------------------------------------
         Alan R. Batkin

/s/      Herbert C. Hofmann                        Director                                August 3, 2000
-----------------------------------------
         Herbert C. Hofmann

/s/      Arthur L. Rebell                          Director                                August 3, 2000
-----------------------------------------
         Arthur L. Rebell

/s/      Michael H. Steinhardt                     Director                                August 3, 2000
-----------------------------------------
         Michael H. Steinhardt

/s/      Raymond S. Troubh                         Director                                August 3, 2000
-----------------------------------------
         Raymond S. Troubh


                                  EXHIBIT INDEX



   EXHIBIT NO.                        DESCRIPTION
   -----------                        -----------

         4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998).

         4.2 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998).

         5.1*     Legal opinion of William C. Long, Esq.

         23.1*    Consent of Deloitte & Touche LLP.

         23.2*    Consent of William C. Long, Esq. (included in Exhibit 5.1).

         24.1* Power of Attorney (set forth on the signature page to this Registration Statement).

         * Filed herewith


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